As filed with the Securities and Exchange Commission on January 2, 2024
Registration No. 333- 251819
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

Post-Effective Amendment No 1. To
Form S-8 Registration Statement No. 333 - 251819
Under the Securities Act of 1933
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ENTERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-1229752
(State or other jurisdiction	(I.R.S Employer
of incorporation or organization)	Identification No.)

639 Loyola Avenue
New Orleans, Louisiana70113
(Address of Principal Executive Offices) (Zip Code)
________________________________________

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VI
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES IX
(Full title of the plan)
_______________________________________

Mia S. Jahncke
Senior Counsel Entergy Corporation 639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

On December 30, 2020, Entergy Corporation (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333- 251819) (“Original Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 3,000,000 shares of the Registrant’s Common Stock, $.01 par value (the “Common Stock”), to be offered or sold pursuant to the Savings Plan of Entergy Corporation and Subsidiaries (“Plan I”), Savings Plan of Entergy Corporation and Subsidiaries VI (“Plan VI”), Savings Plan of Entergy Corporation and Subsidiaries VII (“Plan VII”), Savings Plan of Entergy Corporation and Subsidiaries VIII (“Plan VIII”) and Savings Plan of Entergy Corporation and Subsidiaries IX (“Plan IX”).

Effective December 31, 2023 (the “Effective Date”), Plan VI and Plan VII were both merged with and into Plan I and individuals previously eligible to participate in Plan VI and Plan VII became eligible to participate in Plan I.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose any material information with respect to the plan of distribution not previously disclosed in or any material change to such information disclosed in the Original Registration Statement, Registrant is filing this Post-Effective Amendment No. 1 to the Original Registration Statement to reflect that as of the Effective Date, the shares registered pursuant to the Original Registration Statement and remaining unissued as of the Effective Date may only be offered or sold pursuant to Plan I, Plan VIII and Plan IX (collectively, the “Savings Plans”).

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 2, 2024.

ENTERGY CORPORATION

By: /s/ Marcus V. Brown
Name: Marcus V. Brown
Title: Executive Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.

The Savings Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee, in its capacity as Plan Administrator (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on January 2, 2024.

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VIII
SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES IX

By: Employee Benefits Committee, as plan administrator

By: /s/ Jennifer A. Raeder
Name: Jennifer A. Raeder
Title: Member, Employee Benefits Committee